UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2005

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-16053	87-0475073
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Allerman Road, Oakland, New Jersey    07436
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  (201) 677-9311

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(d)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c)).

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2005, Media Sciences, Inc. and Cadapult Graphic Systems, Inc. entered into a $500,000 term note with PNC Bank, N.A. The note carries interest at a fixed rate of 6.5% per year. The principal amount of the note is due and payable in sixty equal monthly installments commencing on April 28, 2005 and through March 28, 2010. Interest payments are payable with the payment of principal. In connection with the term note, the loan documents with PNC Bank, N.A., originally entered into on December 16, 2004, were amended to reflect the term note. We are utilizing all of the funds from the term note for making improvements on our new office facilities, which we were previously financing with cash derived from operations. By entering into the term note, we can apply cash generated from operations to other business purposes.

Section 5 – Corporate Governance and Management

Item 5.02 Department of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 1, 2005, Frances Blanco now serves as our Vice President of Sales and Marketing. From June 1998 to March 2005, Ms. Blanco served as our Vice President of Marketing and Investor Relations, managing all aspects of marketing, including brand identity, demand creation and vendor relationships for us as well as investor relations. In her new position, Ms. Blanco’s duties have been expanded to include managing sales for Media Sciences’ office color printer supplies, including building and managing all customer relationships, achieving quarterly revenue and gross profit targets, developing sales plans and strategies, hiring and training sales staff, and implementing vertical market pilot programs.

Ms. Blanco also has served on our board of directors, and as our Treasurer, since June 18, 1998 through the present. Ms. Blanco previously served as our Secretary from June 1998 through June 2004. From 1993 to June 18, 1998, Ms. Blanco served as Vice President of Marketing and Investor Relations, Treasurer, Secretary and on the board of directors of our predecessor entity, Cadapult Graphic Systems Inc., a New Jersey corporation. From 1984 through 1989, Ms. Blanco was a Reseller Account Manager at Lotus, where she designed and implemented tactical channel programs. From August 1989 through June 1993, Blanco served as a Business Development Manager at Tektronix, Inc., where she was responsible for the development of color printing standards in strategic customers. Ms. Blanco earned a Bachelor of Science degree in Marketing from Bentley College in 1982 and a Masters of Business Administration degree from Boston College in 1985.

Ms. Blanco does not serve as a director of another reporting company and does not have a family relationship with any director, executive officer, or nominee to become a director or an executive officer of our company.

On April 7, 2003, we issued to Ms. Blanco stock options to purchase 25,000 shares of common stock, exercisable at $0.50 per share and expiring on April 5, 2008.

On May 24, 2004, we issued to Ms. Blanco stock options to purchase 100,000 shares of common stock, of which 50,000 options vested on the grant date, 25,000 options are to vest on May 24, 2005, and the remaining 25,000 options are to vest on May 24, 2006. The stock options are exercisable at $1.06 per share and expiring on May 24, 2014.

Effective March 31, 2005, Duncan Huyler, who has served as our Vice President of Operations since June 1998, resigned. Mr. Huyler informs us that he has accepted an opportunity to join a financial services company as a senior financial officer.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number 10.1 10.2	Description of Exhibit Term Note with PNC Bank, dated as of March 28, 2005 Amendment to Loan Documents with PNC Bank, dated a of March 28, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: April 4, 2005	By: /s/ Michael W. Levin Michael W. Levin, President